                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON,  D. C.  20549

                                ---------------

                                  FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                ---------------

                     CHECK IF AN APPLICATION TO DETERMINE
                    ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          Section 305(b)(2) _______

                                ---------------

                   UNITED STATES TRUST COMPANY OF NEW YORK
             (Exact name of trustee as specified in its charter)

                  New York                               13-3818954
   (Jurisdiction of incorporation or                 (I. R. S. Employer
organization if not a U. S. national bank)         Identification Number)

           114 West 47th Street                          10036-1532
            New York,  New York                          (Zip Code)
          (Address of principal
            executive offices)

                                ---------------

                               RAM ENERGY, INC.
             (Exact name of OBLIGOR as specified in its charter)

                Delaware                                  52-1535102
     (State or other jurisdiction of                 (I. R. S. Employer
      incorporation or organization)                 Identification No.)

    5100 East Skelly Drive, Suite 650                        74135
            Tulsa, Oklahoma                                (Zip code)
 (Address of principal executive offices)

                                ---------------

                            % Senior Note due 2008
                     (Title of the indenture securities)

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                                     - 2 -



                                    GENERAL


 1.  GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
            (Board of Governors of the Federal Reserve System).
          Federal Deposit Insurance Corporation,  Washington, D. C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.


 2.  AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

 3,4,5,6,7,8,9,10,11,12,13,14 and 15.

     The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS
     T-1.1 -- Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.2 --  Included in Exhibit T-1.1.

     T-1.3 --  Included in Exhibit T-1.1.

     T-1.4 -- The By-laws of the United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

     As of January 23, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

     In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.
                                ---------------

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 23rd day of January, 1998.

     UNITED STATES TRUST COMPANY OF
          NEW YORK, Trustee

By:
     -----------------------------------------
     Patricia Stermer
     Assistant Vice President

PST/pg(rv:011698)

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                                                                  EXHIBIT T-1.6

      The consent of the trustee required by Section 321(b) of the Act.

                   United States Trust Company of New York
                             114 West 47th Street
                             New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK



By:
    ----------------------------
    /s/Gerard F. Ganey
    Senior Vice President




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                                                                  EXHIBIT T-1.7

                   UNITED STATES TRUST COMPANY OF NEW YORK
                     CONSOLIDATED STATEMENT OF CONDITION
                              SEPTEMBER 30, 1997
                              ------------------
                               ($ IN THOUSANDS)

     ASSETS
     Cash and Due from Banks                                 $  116,582

     Short-Term Investments                                     183,652

     Securities, Available for Sale                             691,965

     Loans                                                    1,669,611
     Less:  Allowance for Credit Losses                          16,067
                                                             ----------
          Net Loans                                           1,653,544
     Premises and Equipment                                      61,796
     Other Assets                                               125,121
                                                             ----------
          TOTAL ASSETS                                       $2,832,660
                                                             ----------
                                                             ----------

     LIABILITIES
     Deposits:
          Non-Interest Bearing                               $  541,619
          Interest Bearing                                    1,617,028
                                                             ----------
             Total Deposits                                   2,158,647

     Short-Term Credit Facilities                               365,235
     Accounts Payable and Accrued Liabilities                   141,793
                                                             ----------
          TOTAL LIABILITIES                                  $2,665,675
                                                             ----------
                                                             ----------

     STOCKHOLDER'S EQUITY
     Common Stock                                                14,995
     Capital Surplus                                             49,542
     Retained Earnings                                           99,601
     Unrealized Gains (Losses) on Securities
          Available for Sale, Net of Taxes                        2,847
                                                             ----------
     TOTAL STOCKHOLDER'S EQUITY                                 166,985
                                                             ----------
         TOTAL LIABILITIES AND
         STOCKHOLDER'S EQUITY                                $2,832,660
                                                             ----------
                                                             ----------


     I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

     Richard E. Brinkmann, SVP & Controller

     November 13, 1997